PROXY
                        ZEMEX CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS


The undersigned, as record holder(s) of the shares listed below, hereby revokes any previous proxies and appoints Richard L. Lister and Allen J. Palmiere (or each of them, or their assignees) proxies for the undersigned, with full power of substitution, to represent the undersigned, to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present and to vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Zemex Corporation (the "Corporation") to be held on May 13, 1996 at 11:00 a.m., and any adjournment thereof, as follows:

1.   Election of directors (nominees: Paul A. Carroll, Morton  A.
     Cohen,  John M. Donovan, Thomas B. Evans, Jr., Ned  Goodman,
     Peter Lawson-Johnston, Richard L. Lister, Patrick H. O'Neill and William J. vanden Heuvel):

          ____ FOR the directors
          ____ WITHHOLD AUTHORITY to vote for directors

2. Proposal to ratify the appointment of Deloitte & Touche as independent public accountants for the Corporation for the fiscal year ending December 31, 1996.

          ____ FOR
          ____ AGAINST
          ____ ABSTAIN

3. To vote or otherwise represent the shares on any other business which may properly come before the Annual Meeting of Shareholders or any adjournments thereof, according to their decision and in their discretion.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS of the Corporation and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the proposals listed above in the manners described in the Proxy Statement.

                                                            DATE:
______________________

                                   _____________________________
                                   SIGNATURE OF SHAREHOLDER

                                   _____________________________
                                   SIGNATURE OF SHAREHOLDER


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES. A corporation is requested to sign its name by its president: administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, it is preferred that both sign. PLEASE RETURN YOUR PROXY IN THE ENVELOPE PROVIDED.